As filed with the Securities and Exchange Commission on April 7, 2006

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       AMERICAN CARESOURCE HOLDINGS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   20-0428586
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                8080 Tristar Drive, Irving, Texas         75063
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

            AMERICAN CARESOURE HOLDINGS, INC. 2005 STOCK OPTION PLAN
            --------------------------------------------------------
                            (Full Title of the Plan)

                              Wayne A. Schellhammer
                             Chief Executive Officer
                       American CareSource Holdings, Inc.
                               8080 Tristar Drive
                               Irving, Texas 75063
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (214) 596-2400
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of                                                                                    Amount of
Securities To Be   Amount To Be   Proposed Maximum           Proposed Maximum               Registration
Registered         Registered     Offering Price Per Share   Aggregate Offering Price (1)   Fee
----------------   ------------   ------------------------   ----------------------------   ------------

Common Stock,      2,249,329      $5.30                      $11,921,444                    $1,276
$0.01

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) promulgated under the Securities Act of 1933, as amended, and based on the average bid and asked price of the Registrant's Common Stock on the Over the Counter Bulletin Board on April 6, 2006.

                                     PART I

      The document(s) containing the information concerning the American CareSource Holdings, Inc. 2005 Stock Option Plan (the "Plan") required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

      The following documents have been filed by American CareSource Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company" or the "Registrant"), with the Commission and are incorporated herein by reference (Commission File No. 000-51603):

      (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on March 31, 2005; and

      (b) The description of the Registrant's common stock, par value $0.01 per share, contained in its Registration Statement on Form 8-A filed on November 4, 2005.

      Neither Current Reports on Form 8-K furnished under Item 9 of Form 8-K nor Current Reports furnished under Item 12 of Form 8-K are incorporated herein by reference.

      All documents filed after the date hereof by the Registrant with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

      Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

      Not applicable.

ITEM 6. Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation eliminates the personal liability to the Company or its stockholders for any breach of fiduciary duty by a director to the fullest extent permitted by Delaware law, except that personal liability shall not be eliminated or limit the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Company's Certificate of Incorporation includes provisions to indemnify any officer, director, employee or agent from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved as a party or otherwise, by reason of the fact that he is or was a director, officer employee or agent of the Company, to the extent permitted by Delaware law as they may be amended from time to time.

ITEM 7. Exemption from Registration Claimed.

      Not Applicable.

ITEM 8. Exhibits.

      The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

ITEM 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price west forth in the Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post- effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      That for the purpose of determining liability under the Securities Act to any purchaser:

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on April 7, 2006.

                                              AMERICAN CARESOURCE HOLDINGS, INC.


                                              By: /s/ David S. Boone
                                                  ------------------------------
                                                  David S. Boone
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints David S. Boone and Wayne A. Schellhammer, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ Wayne A. Schellhammer                               April 7, 2006
    ------------------------------------                 -----------------------
    Wayne A. Schellhammer                                Date
    President, Chief Executive Officer Chairman
    and Director
    (Principal Executive Officer)


By: /s/ David S. Boone                                      April 7, 2006
    ------------------------------------                 -----------------------
    David S. Boone                                       Date
    Chief Operating Officer, Chief Financial Officer

By: /s/ Steven M. Phillips                                  April 7, 2006
    ------------------------------------                 -----------------------
    Steven M. Phillips                                   Date
    Controller, Principal Accounting Officer


By: /s/ Kenneth S. George                                   April 7, 2006
    ------------------------------------                 -----------------------
    Kenneth S. George                                    Date
    Director


By: /s/ Derace L. Schaffer                                  April 7, 2006
    ------------------------------------                 -----------------------
    Derace L. Schaffer                                   Date
    Director


By: /s/ John Pappajohn                                      April 7, 2006
    ------------------------------------                 -----------------------
    John Pappajohn                                       Date
    Director


By: /s/ Edward Berger                                       April 7, 2006
    ------------------------------------                 -----------------------
    Edward Berger                                        Date
    Director


By: /s/ John W. Colloton                                    April 7, 2006
    ------------------------------------                 -----------------------
    John W. Colloton                                     Date
    Director

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1(1) Specimen Certificate for shares of common stock of American CareSource Holdings, Inc.
4.2            American CareSource Holdings, Inc. 2005 Stock Option Plan
5.1            Opinion of McCarter & English, LLP
23.1 Consent of McCarter & English, LLP (included in its opinion filed as Exhibit 5.1 hereto)
23.2 Consent of McGladrey & Pullen, independent registered public accounting firm
24.1 Powers of Attorney (included on the signature page of this Registration Statement)

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 1 to the Registration Statement on Form SB-2, dated May 13, 2005 and incorporated herein by reference.